EXHIBIT 32.1
CERTIFICATION UNDER SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002
      Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that, to his knowledge, this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of Ask Jeeves, Inc.

/s/ Steven Berkowitz

Steven Berkowitz
Chief Executive Officer
May 10, 2005

/s/ Steven J. Sordello

Steven J. Sordello
EVP and Chief Financial Officer
May 10, 2005
      This certification accompanies this periodic report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Registrant specifically incorporates it by reference.